Exhibit 3.1

WESTERN DIGITAL CORPORATION

(a Delaware corporation)

AMENDED AND RESTATED BY-LAWS

(As Adopted on February 10, 2021)

ARTICLE I

Offices

1.01     Registered Office. The registered office of Western Digital Corporation (this “Corporation”) in the State of Delaware shall be at 251 Little Falls Drive, Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be Corporation Service Company.

1.02     Principal Office. The principal office for the transaction of the business of this Corporation shall be 5601 Great Oaks Parkway, City of San Jose, County of Santa Clara, State of California. The Board of Directors (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.

1.03     Other Offices. This Corporation may also have such other offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of this Corporation may require.

ARTICLE II

Meetings Of Stockholders

2.01     Annual Meetings. If required by applicable law, annual meetings of the stockholders of this Corporation shall be held for the purpose of electing directors and for the transaction of such proper business as may come before such meetings.

2.02     Special Meetings. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer.

2.03     Place of Meetings. All meetings of the stockholders shall be held at such time, date and place, if any, within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. This Corporation may postpone, reschedule or cancel any meeting of stockholders previously scheduled by the Board.

2.04     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given that shall state the place, if any, the date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by this Corporation under any provision of the General Corporation Law of the State of Delaware (the “General Corporation Law”), these By-laws or the Certificate of Incorporation may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of this Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified this Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding this Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of this Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by this Corporation under any provision of the General Corporation Law, these By-laws or the Certificate of Incorporation provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law

2.05     Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time for any reason, whether or not a quorum is present, to reconvene at the same or some other place, if any, by either (i) the chairman of the meeting or (ii) a majority in voting power of the shares of this Corporation which are present in person or by proxy and entitled to vote thereon. Notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present or represented, this Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.06     Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business thereat. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) a majority in voting power of the stockholders present in person or by proxy and entitled to vote thereon, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.05 of these By-laws until a quorum shall be present or represented.

2.07     Voting.

(a)     Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question and which shall have been held by and registered in the name of the stockholder on the books of this Corporation on the date fixed pursuant to Section 2.10 of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at a meeting.

(b)     Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of this Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of this Corporation the pledgor shall have expressly empowered the pledgee to vote thereon. Stock having voting power that is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law.

(c)     Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder’s proxy; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law, provided that such authorization shall set forth, or be delivered with, information enabling this Corporation to determine, the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The attendance at any meeting of a stockholder who may theretofore have given a proxy which is not irrevocable shall not have the effect of revoking the same, unless the stockholder shall attend the meeting and vote in person or deliver to the Secretary prior to the voting of the proxy a revocation of the proxy or a new proxy bearing a later date. At any meeting of the stockholders at which a quorum is present all matters, except as otherwise provided in the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to this Corporation, or applicable law or pursuant to any regulation applicable to this Corporation or its securities, shall be decided by the vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote thereon. The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

2.08     List of Stockholders. This Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of this Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.08 or to vote in person or by proxy at any meeting of stockholders.

2.09     Inspector of Elections. This Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of this Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. This Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector is so appointed or designated or any inspector so appointed or designated is unable to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of this Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of this Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of this Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of this Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.10     Fixing Date for Determination of Stockholder of Record. In order that this Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.11     Stockholder Proposals and Nominations.

(a)     Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to this Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of this Corporation who was a stockholder of record of this Corporation at the time the notice provided for in this Section 2.11 or Section 2.14 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11 or Section 2.14, as applicable. The number of nominees a stockholder may nominate for election at an annual meeting of stockholders shall not exceed the number of directors to be elected at such annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by this Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in this Corporation’s proxy statement as a nominee and to serving as a director if elected, and (3) include a completed and signed questionnaire, representation and agreement required by Section 2.11(c) of these By-laws; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on this Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of capital stock of this Corporation which are owned beneficially and of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify this Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of this Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (3) a description of any agreement, arrangement or understanding, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, in the case of a nomination, the nominee), and a representation that the stockholder will notify this Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) involving such stockholder or beneficial owner that is in effect as of the date of the stockholder’s notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of this Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of this Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the shares of capital stock of this Corporation, and the class or series and number of shares of this Corporation’s capital stock that relate to such agreements, arrangements or understandings and a representation that the stockholder will notify this Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding of this nature in effect as of the record date for the meeting, (5) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the notice pursuant to which such stockholder or such beneficial owner has or shares a right to vote or direct any third party to vote any shares of capital stock of this Corporation and a representation that the stockholder will notify this Corporation in writing within five (5) business days after the record date for such meeting of any proxy, agreement, arrangement, understanding or relationship of this nature in effect as of the record date for the meeting, (6) a representation that the stockholder is a holder of record of stock of this Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (7) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of this Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (8) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (a)(ii) of this Section 2.11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified this Corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by this Corporation to solicit proxies for such annual meeting. This Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

(iii)     Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.11 and there is no public announcement by this Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by this Corporation.

(b)     Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to this Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to this Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of this Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 2.11. In the event this Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in this Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of this Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event, however, may the number of nominees a stockholder may nominate for election at any such special meeting of stockholders exceed the number of directors to be elected at such special meeting. In addition, in no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)     Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of this Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under this Section 2.11 or Section 2.14, as applicable, with respect to any director nominee nominated for election by a stockholder), to the Secretary at the principal executive offices of this Corporation, (i) a completed written questionnaire (in a form provided by this Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in a form provided by this Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of this Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to this Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of this Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than this Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein (C) if elected as a director of this Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of this Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of this Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and (D) consents (if applicable) to being named in this Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election.

(d)     General.

(i)     Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 or in Section 2.14 shall be eligible to be elected at an annual or special meeting of stockholders of this Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the foregoing procedures (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(7) of this Section 2.11) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11 or 2.14, as applicable, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder does not provide the information with respect to which such stockholder represented under clause (a)(ii)(C) of this Section 2.11 it would notify this Corporation in writing within five (5) business days after the record date for the meeting of stockholders or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of this Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by this Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders prior to the making of such nomination or proposal at such meeting.

(ii)     For purposes of this Section 2.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)     Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.11 (including paragraphs (a)(i)(C) and (b) hereof), and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(ii), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time, and other than as provided in Section 2.14). Nothing in this Section 2.11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.12     Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to postpone, convene and (for any reason or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall, in his or her discretion, determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.13     Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the Vice Chairman, if any, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by a person designated by the Board, or in the absence of such designation by a person chosen by a majority vote of the stockholders present in person or represented by proxy at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

2.14     Proxy Access.

(a)     Inclusion of Nominee in Proxy Materials. Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.14, this Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board or a committee appointed by the Board, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board by a stockholder, or by a group of no more than twenty (20) stockholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 2.14 (an “Eligible Stockholder,” which shall include an eligible stockholder group), and that expressly elects at the time of providing the notice required by this Section 2.14 (the “Nomination Notice”) to have its nominee included in this Corporation’s proxy materials for such annual meeting pursuant to this Section 2.14.

(b)     Required Information. For purposes of this Section 2.14, the “Required Information” that this Corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in this Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act); and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(c)     Delivery of Nomination Notice. To be timely, a stockholder’s Nomination Notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of this Corporation, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the release date of this Corporation’s proxy materials for its most recent annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting), or if no annual meeting was held in the preceding year, to be timely, the Nomination Notice must be so delivered, or mailed and received, not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by this Corporation. In no event shall any adjournment or postponement of an annual meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(d)     Maximum Number of Stockholder Nominees.

(i)     The maximum aggregate number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in this Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.14, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this number shall be reduced by (1) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in this Corporation’s proxy materials pursuant to this Section 2.14 but either is subsequently withdrawn or that the Board decides to nominate for election and (2) the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (1) above) and whose election at the upcoming annual meeting is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.14(c) above but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(ii)     Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in this Corporation’s proxy materials pursuant to this Section 2.14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in this Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 of each Eligible Stockholder will be selected for inclusion in this Corporation’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of this Corporation each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to this Corporation pursuant to this Section 2.14. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 of each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(e)     Ownership. For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock of this Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purpose, or purchased by such stockholder or any of its affiliates subject to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of this Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no longer than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by this Corporation that any of its Stockholder Nominees will be included in this Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of this Corporation are “Owned” for purposes of this Section 2.14 shall be determined by the Board or any committee thereof, which determination shall be conclusive and binding on this Corporation and its stockholders. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(f)     Eligible Stockholder. In order to make a nomination pursuant to this Section 2.14, an Eligible Stockholder or group of up to twenty (20) Eligible Stockholders must have Owned (as defined above) continuously for at least three (3) years at least the number of shares of common stock of this Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of this Corporation (the “Required Shares”) as of (i) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary in accordance with this Section 2.14, (ii) the record date for determining stockholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting. For purposes of this Section 2.14, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner.

No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.14. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.14, (i) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least three (3) years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in subsection 2.14(g) below, (ii) each provision in this Section 2.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (iii) a breach of any obligation, agreement or representation under this Section 2.14 by any member of such group shall be deemed a breach by the Eligible Stockholder.

(g)     Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 2.14 for providing the Nomination Notice, an Eligible Stockholder making a nomination pursuant to this Section 2.14 must provide the following information in writing to the Secretary at the principal executive offices of this Corporation:

(i)     one or more written statements from the Eligible Stockholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying the number of shares of common stock of this Corporation that the Eligible Stockholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Notice, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by this Corporation, written statements from the Eligible Stockholder, record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;

(ii)     the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.11;

(iii)     a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)     the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;

(v)     a representation and undertaking (1) that the Eligible Stockholder (A) did not acquire, and is not holding, securities of this Corporation for the purpose or with the effect of influencing or changing control of this Corporation; (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated by it pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (D) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by this Corporation, and (E) will Own the Required Shares through the date of the annual meeting of stockholders; (2) that the facts, statements and other information in all communications with this Corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (3) as to whether or not the Eligible Stockholder intends to maintain qualifying Ownership of the Required Shares (as set forth in Section 2.14(f)) for at least one year following the annual meeting;

(vi)     in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from this Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination, and the acceptance by such group member of such designation;

(vii)     an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of this Corporation or out of the information that the Eligible Stockholder provided to this Corporation, (B) indemnify and hold harmless this Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against this Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.14, (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 2.14, including the nomination and any solicitation in connection with the annual meeting of stockholders, and (D) with respect to any shares held or controlled by the Eligible Stockholder, to the extent that cumulative voting would otherwise be permitted, agrees not to cumulate votes in favor of the election of any Stockholder Nominee(s) nominated by such Eligible Stockholder; and

(viii)     in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation from the Qualifying Fund reasonably satisfactory to the Board that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 2.14(f) above.

(h)     Supporting Statement. The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.14 is provided, a written statement for inclusion in this Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything contained in this Section 2.14 to the contrary, this Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.14 shall limit this Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(i)     Representations and Agreement of the Stockholder Nominee. Within the time period specified in this Section 2.14 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary the questionnaire and all representations and agreements required by a candidate for nomination pursuant to Section 2.11(c). This Corporation may request such additional information (a) as may be reasonably necessary to permit the Board or any committee thereof to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which this Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of this Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of this Corporation, or (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(j)     True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Stockholder or Stockholder Nominee to this Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit this Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.14. In addition, any person providing any information to this Corporation pursuant to this Section 2.14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of this Corporation not later than five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by this Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the annual meeting).

(k)     Limitation on Stockholder Nominees. Any Stockholder Nominee who is included in this Corporation’s proxy materials for a particular annual meeting of stockholders, but withdraws from or becomes ineligible or unavailable for election at such annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two (2) annual meetings of stockholders.

(l)     Exceptions. Notwithstanding anything in this Section 2.14 to the contrary, this Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee in its proxy materials for any meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board, (ii) if this Corporation receives notice pursuant to Section 2.14 that any stockholder intends to nominate any nominee for election to the Board at such meeting, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board or any committee thereof, (iv) whose nomination or election as a member of the Board would cause this Corporation to be in violation of these By-laws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which this Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to this Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.14, or (x) if the applicable Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders.

(m)     Disqualifications. Notwithstanding anything in this Section 2.14 to the contrary, if (i) a Stockholder Nominee is determined not to satisfy the eligibility requirements of this Section 2.14 or any other provision of this Corporation’s By-laws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the annual meeting (whether or not already included in this Corporation’s proxy materials for the annual meeting), (ii) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations or fails to comply with its obligations under this Section 2.14, (iii) the applicable Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.14, (iv) a Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, or (v) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each of clauses (i) through (v) as determined by the Board, any committee thereof or the person presiding at the annual meeting, (x) this Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) this Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by this Corporation.

(n)     Filing Obligation. The Eligible Stockholder (including any person who Owns shares of common stock of this Corporation that constitute part of the Eligible Stockholder’s Ownership for purposes of satisfying Section 2.14(e) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with this Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE III

Board of Directors

3.01     General Powers. Subject to the requirements of the General Corporation Law, the property, business and affairs of this Corporation shall be managed by the Board.

3.02     Number and Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders. Each of the directors of this Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in these By-laws.

3.03     Election of Directors.

(a)     The directors shall be elected annually by the stockholders of this Corporation. Except as otherwise provided in Section 3.05 below, each director shall be elected by the vote of a majority of the votes cast with respect to such director’s election at any annual or special meeting for the election of directors at which a quorum is present. If, however, as of the tenth (10th) day preceding the date the notice of the meeting is first mailed for such meeting to the stockholders of this Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving the greatest number of votes of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors, up to the number of directors to be elected, shall be the directors. For purposes of this Section 3.03, a “majority of the votes cast” means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(b)     If an incumbent director is not reelected but would otherwise remain in office until his or her successor is elected and qualified, the director shall offer to tender his or her resignation to the Board, which may be conditioned upon acceptance of such resignation by the Board. If a resignation is so conditioned, the Governance Committee of the Board, or such other committee designated by the Board pursuant to Section 3.15 below, will evaluate any such resignation in light of the best interests of this Corporation and its stockholders and will make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken with respect thereto. In making its recommendation, such committee may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to this Corporation, the overall composition of the Board and whether accepting the tendered resignation would cause this Corporation to fail to satisfy or otherwise comply with any applicable rule or regulation (including listing requirements of The Nasdaq Stock Market LLC and the federal securities laws). The Board will act on the resignation, taking into account the recommendation of such committee, and this Corporation will publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) the Board’s decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board or Board committee.

(c)     If the Board accepts a director’s resignation pursuant to this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with the provisions of these By-laws or may decrease the size of the Board in accordance with the provisions of these By-laws.

(d)     If no directors receive the requisite majority vote at an annual or special meeting held for the election of directors that is not a Contested Election, the incumbent Board will nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees within one hundred eighty (180) days after the certification of the stockholder vote at the prior meeting. In this circumstance, the incumbent Board will continue to serve until new directors are duly elected and qualified.

3.04     Resignations. Any director of this Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt by the Board or the Secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.05     Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a plurality of the votes cast at a meeting of stockholders. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in these By-laws. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law.

3.06     Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

3.07     Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required, provided a quorum shall be present; or such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a waiver given by each person entitled to notice.

3.08     Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same time and place on the next succeeding business day not a legal holiday.

3.09     Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any two directors. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail or calendar invitation by electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of this Corporation.

3.10     Quorum and Manner of Acting. Except as otherwise provided in these By-laws, the Certificate of Incorporation or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

3.11     Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. Any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law. After any such action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

3.12     Removal of Directors. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders then entitled to vote at an election of directors having a majority of the voting power of this Corporation given at an annual meeting or a special meeting of the stockholders called for such purpose.

3.13     Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that this Corporation shall reimburse each such director for any expense incurred by such director on account of his or her attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving this Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

3.14     Chairman and Vice Chairman of the Board of Directors. This Corporation shall have a Chairman of the Board and, at its discretion, a Vice Chairman of the Board. Any such Chairman of the Board or Vice Chairman of the Board may be an officer of this Corporation if determined by the Board in its discretion. The Chairman of the Board, and in his or her absence the Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board and the Vice Chairman of the Board shall have such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by the By-laws.

3.15     Committees.

(a)     The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board permitted by law except with respect to:

(i)     the approval or adoption, or the making of a recommendation to the stockholders with respect to, any action or matter that is required under the General Corporation Law to be submitted to the stockholders;

(ii)     the filling of vacancies on the Board or on any committee;

(iii)     except as otherwise required by law or the rules and regulations of any nationally recognized securities exchange on which shares of this Corporation’s stock are traded, the fixing of compensation of the directors for serving on the Board or on any committee;

(iv)     the amendment or repeal of these By-laws or the adoption of new By-laws;

(v)     the amendment or repeal of any resolution of the Board which by its express terms is not amendable or repealable;

(vi)     distribution to the stockholders of this Corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

(vii)     the appointment of other committees of the Board or the members thereof.

(b)     Any such committee must be appointed by resolution adopted by the Board and may be designated an Executive Committee or by such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of such committee and filed with the Secretary of this Corporation.

3.16     Executive Committee. The passage of any resolution of the committee designated by the Board as the Executive Committee shall, in addition to any other limitations prescribed by the Board in accordance with the provisions of Section 3.15, require the affirmative vote of a majority of directors present and voting on such resolution who are not employees of this Corporation.

3.17     Rights of Inspection. Every director shall have the right to examine this Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director. The Court of Chancery of the State of Delaware is vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.

3.18     Organization. Meetings of the Board shall be presided over by the Chairman of the Board, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer if such person is a member of the Board, or in his or her absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV

Officers

4.01     Corporate Officers.

(a)     The officers of this Corporation shall consist of a Chief Executive Officer, a Secretary and a Chief Financial Officer. At the discretion of the Board, the Chairman of the Board may be an officer of this Corporation.

(b)     In addition to the officers specified in Section 4.01(a), the Board may appoint such additional officers as the Board may deem necessary or desirable, including a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of this Corporation or any committee of the Board the power to appoint, remove and prescribe the term and duties of any officer provided for in this Section 4.01(b).

(c)     One person may hold two or more offices, except that the Secretary may not hold the office of Chief Executive Officer.

4.02     Appointment and Term of Office. Each officer shall serve at the pleasure of the Board and shall hold office until a successor shall have been appointed or until such officer’s death, disqualification, resignation or removal. Any officer may be removed, either with or without cause, by the Board or, except in case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.

4.03     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission of such officer’s resignation to this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by this Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.04     Vacancies. A vacancy in any office because of death, resignation, removal or disqualification or other event, may be filled in the manner prescribed in these By-laws for regular appointments to such office.

4.05     Chief Executive Officer. The Chief Executive Officer shall have, subject to the control of the Board, general and active supervision, direction and control of the business of this Corporation and its officers, agents and employees, and shall perform all duties as may from time to time be assigned to him or her by the Board.

4.06     Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of this Corporation or at such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board and its committees, the time and place, if any, of holding such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholder meetings and the proceedings thereof. The Secretary shall keep, or shall cause to be kept, at the principal executive office or at the office of this Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares of stock held by each, the number and date of certificates representing such shares and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or shall cause to be given, in conformity with these By-laws, notice of all meetings of the stockholders and of the Board and of any committees thereof requiring notice. The Secretary shall keep the seal of this Corporation in safe custody and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board. In the event of the absence, inability or refusal to act of the Secretary, any Assistant Secretary shall perform the duties and exercise the powers of the Secretary.

4.07     Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or shall cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of this Corporation, and shall send or shall cause to be sent to the stockholders of this Corporation such financial statements and reports as are by law or by these By-laws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of this Corporation, and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board.

4.08     Compensation. To the extent required by applicable listing requirements of The Nasdaq Stock Market LLC, the compensation of those officers appointed by the Board pursuant to Section 4.01(a) or (b) of these By-laws shall be fixed from time to time by the Board or a committee of the Board delegated with such authority. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of this Corporation or any of its subsidiaries. Nothing contained herein shall preclude any officer from serving this Corporation or any of its subsidiaries, in any other capacity and receiving compensation therefor.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

5.01     Execution of Contracts. The Board, except as in these By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of this Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these By-laws, no officer, agent or employee shall have any power or authority to bind this Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

5.02     Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to this Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each authorized person shall give such bond, if any, as the Board may require.

5.03     Deposits. All funds of this Corporation not otherwise employed shall be deposited from time to time to the credit of this Corporation in such banks, trust companies and other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of this Corporation, the Chief Executive Officer, the President, the Chief Financial Officer and any Treasurer appointed in accordance with Section 4.01(b) (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation who shall from time to time be determined by the Board) may each endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of this Corporation.

5.04     General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

ARTICLE VI

Shares and Their Transfer

6.01     Certificates of Stock; Uncertificated Shares.

(a)     The shares of stock of this Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of this Corporation by any two authorized officers of this Corporation (it being understood that each of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be by facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by this Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

(b)     A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates or registered in uncertificated form, the number and class of shares represented by such certificates or registered in uncertificated form, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to this Corporation for exchange or transfer shall be cancelled, and, where the shares are to be represented by certificates, no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04. Uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of this Corporation.

6.02     Transfers of Stock. Shares of capital stock of this Corporation shall be transferable in the manner prescribed by law and in these By-laws. Shares of capital stock of this Corporation shall only be transferred on the books of this Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to this Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as this Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.

6.03     Regulations. Subject to the provisions of the Certificate of Incorporation and these By-laws, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the stock of this Corporation or uncertificated shares.

6.04     Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to this Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VII

Indemnification

7.01     Scope of Indemnification. This Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of this Corporation or, while a director or officer of this Corporation, is or was serving at the request of this Corporation as a director, officer, member, manager, partner, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection with such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.06, this Corporation shall be required to indemnify a Covered Person pursuant to this Article VII in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

7.02     Advancement of Expenses. This Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

7.03     Other Rights and Remedies. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.04     Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.05     Insurance. Upon resolution passed by the Board, this Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation or, while a director, officer, employee or agent of this Corporation, is or was serving at the request of this Corporation as a director, officer, member, manager, partner, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not this Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

7.06     Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) under this Article VII is not paid in full within forty-five (45) days after a written claim therefor by the Covered Person has been received by this Corporation or if a claim for any advancement of expenses under this Article VII is not paid in full within thirty (30) days after this Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, this Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.07     Amendment or Repeal. Any right to indemnification and advancement of expenses of any person covered by the provisions of this Article VII arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-laws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

7.08     Other Indemnification and Advancement of Expenses. This Article VII shall not limit the right of this Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII

Miscellaneous

8.01     Fiscal Year. The fiscal year of this Corporation shall be determined by resolution of the Board.

8.02     Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of this Corporation and words and figures showing that this Corporation was incorporated in the State of Delaware and the year of incorporation.

8.03     Waiver of Notices. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting (whether in person or by proxy in the case of a meeting of stockholders) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

8.04     Form of Records. Any records maintained by this Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, or one or more electronic networks or databases (including one or more distributed networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

8.05     Amendments. These By-laws, or any of them, may be altered, amended or repealed, and new By-laws may be adopted, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of the Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. To the extent permitted by law, any By-laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

8.06     Representation of Other Corporations. The Chief Executive Officer, President, any Vice President, or the Secretary or any Assistant Secretary of this Corporation are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of or other equity interests in any other corporation or entity standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares or equity interests held by this Corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

8.07     Forum Selection. Unless this Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of this Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of this Corporation to this Corporation or this Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws (as either may be amended or restated) or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.07.

8.08     Electronic Signatures, Etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law, the Certificate of Incorporation or these By-laws to be executed by any officer, director, stockholder, employee or agent of this Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of this Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.